Exhibit 23.1




            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the company's previously filed Registration Statement File Nos. 333-30353, 333-04863, 333-53657, and 333-53765.






Arthur Andersen LLP




March 29, 1999
New York, New York